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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                 AMENDMENT NO. 6
                                       TO
                                   FORM 8-A/A


                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934



                              NEOPROBE CORPORATION
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            (Exact name of registrant as specified in its charter)


        Delaware                                            31-1080091
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(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

425 Metro Place North, Suite 400, Dublin, Ohio                43017
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(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:  None


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
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                                (Title of Class)



     This Amendment No. 6 is being filed by Registrant to revise the last paragraph of the cover page of Amendment No. 5 to read as follows: This Amendment No. 5 is being filed by the Registrant to amend and restate the description of its Common Stock, par value $.001 per share ("Common Stock") set forth in item 1 hereof; to delete the description of its Class E Redeemable Common Stock Purchase Warrants which expired on November 12, 1996 formerly set forth in Item 1 hereof; and to amend Item 2.


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              NEOPROBE CORPORATION



Dated:  December 20, 1996                     By: s/ David C. Bupp
                                                 ------------------------------
                                                 David C. Bupp, President



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